Exhibit 99.1

NEWS RELEASE

For more information contact:
David Pasquale
Global IR Partners
914-337-8801
lscc@globalirpartners.com

LATTICE SEMICONDUCTOR REPORTS SECOND QUARTER 2016 RESULTS

Second Quarter 2016 Financial Highlights*:

•	Revenue of $99.2 million.

•	On a GAAP basis, Net loss of $13.8 million or $0.12 per basic and diluted share.

•	On a Non-GAAP basis, Net income of $0.2 million or $0.00 per basic and diluted share.

•	On a GAAP basis, Operating expenses of $64.8 million.

•	On a Non-GAAP basis, Operating expenses of $50.8 million.

•	Gross margin of 58.9% on a GAAP basis and 59.1% on a non-GAAP basis.
* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures." During the second quarter of fiscal 2016, the Company revised its calculation method for non-GAAP tax expense; prior periods have been recalculated to conform to current presentation.
PORTLAND, OR - August 9, 2016 - Lattice Semiconductor Corporation (NASDAQ: LSCC), the global leader in smart connectivity solutions, announced financial results today for the fiscal second quarter ended July 2, 2016.
The Company reported revenue for the second quarter of 2016 of $99.2 million, which increased 2.8% sequentially, as compared to the first quarter 2016 revenue of $96.5 million, and decreased 6.8%, as compared to the second quarter 2015 revenue of $106.5 million on a GAAP basis (Lattice closed its acquisition of Silicon Image on March 10, 2015). Gross margin on a GAAP basis was 58.9% for the second quarter of 2016, as compared to the first quarter of 2016 gross margin of 59.2% and 54.6% for the second quarter of 2015. Gross margin for the second quarter of 2016 was 59.1% on a non-GAAP basis, as compared to 60.0% for the first quarter of 2016 and 56.9% for the second quarter of 2015. Total operating expenses for the second quarter of 2016 were $64.8 million on a GAAP basis as compared to $70.5 million for the first quarter of 2016 and $84.0 million for the second quarter of 2015. Total operating expenses were $50.8 million for the second quarter of 2016 on a non-GAAP basis, as compared to $51.9 million for the first quarter of 2016 and $63.2 million for the second quarter of 2015.
GAAP net loss for the second quarter was $13.8 million ($0.12 per basic and diluted share), with net income of $0.2 million ($0.00 per basic and diluted share) on a non-GAAP basis. GAAP results for the second quarter of 2016 reflect $2.6 million in restructuring charges, $4.5 million in tax expense, $8.3 million in amortization of acquired intangible assets, and $3.2 million in stock-based compensation expense. This compares to a net loss on a GAAP basis in the prior quarter of $19.7 million ($0.17 per basic and diluted share), with a net loss on a non-GAAP basis in the prior quarter of $0.9 million ($0.01 per basic and diluted share), and compares to a net loss on a GAAP basis in the year ago period of $35.6 million ($0.30 per basic and diluted share), or a net loss of $11.9 million ($0.10 per basic and diluted share) on a non-GAAP basis. GAAP results for the first quarter of 2016 reflect $5.4 million in restructuring charges, less than $0.1 million in acquisition related charges, $1.9 million in tax expense, $8.7 million in amortization of acquired intangible assets, and $4.6 million in stock-based compensation expense. GAAP results for the second quarter of 2015 reflect $4.1 million in restructuring charges, $3.3 million in acquisition related charges, $4.1 million in tax expense, $8.9 million in amortization of acquired intangible assets, and $5.0 million in stock-based compensation expense.
Darin G. Billerbeck, President and Chief Executive Officer, said, "We are excited that we exited the second quarter of 2016 with FPGA shipments of greater than 1 million units a day. Revenue for the second quarter came in as expected with gross margin slightly above the high-end of expectations. Non-GAAP operating expenses in the second quarter decreased sequentially but were approximately $2.0 million above the high-end of guidance, as short term variable spending was higher than anticipated. In the third quarter of 2016, we expect double-digit revenue growth along with double-digit reductions in spending. We remain encouraged by the increased traction in our FPGA business, continued success in the broader consumer market with both FPGAs and Imaging products, as well as growth in our industrial and licensing businesses."
Max Downing, Interim Chief Financial Officer, added, "Second quarter of 2016 gross margin was 58.9% on a GAAP basis and 59.1% on a non-GAAP basis, reflecting increased IP royalties and license revenues. We continue to expect gross margin for the full year 2016 to be more in-line with our long-term, mid-50’s percent target, as our consumer business is beginning to ramp significantly. We finalized our sale of Qterics in the second quarter and recognized a gain of $2.6 million in our GAAP results. We ended the second quarter with $119.3 million in cash and short term investments after $9.5 million in cash flow provided by operations, and as compared to a balance of $116.5 million at the end of the prior quarter."

Recent Business Highlights

•
Launched Industry’s First Programmable ASSP Interface Bridge for Mobile Image Sensors and Displays: Lattice's new CrossLink™ combines the flexibility and fast time to market of an FPGA with the power and functional optimization of an ASSP to create a new product class called programmable ASSP (pASSP). CrossLink, the first product in this new category, is a low cost video interface bridge with the highest bandwidth, lowest power and smallest footprint. This makes it the optimal solution for virtual reality headsets, drones, smartphones, tablets, cameras, wearable devices and human machine interfaces (HMIs).

•
Expands Portfolio of Video Interface Bridging Solutions for the Industrial Market: Lattice Semiconductor introduced a suite of 19 HDMI® transmitters, receivers, port processors and video processors, enabling high bandwidth FullHD and Ultra HD video transmission in intelligent automation systems. The latest solutions help customers accelerate time-to-market in the Human Machine Interface, Surveillance and Display Signage Segments.

Business Outlook - Third Quarter 2016*:

•	Revenue for the third quarter of 2016 is expected to be between approximately $110 million and $116 million.

•	Gross margin percentage for the third quarter of 2016 is expected to be approximately 52% plus or minus 2% on both a GAAP and non-GAAP basis.

•	Total operating expenses are expected to be approximately $57.9 million plus or minus 2% on a GAAP basis and approximately $45 million plus or minus 2% on a non-GAAP basis.
* For a reconciliation of GAAP to non-GAAP business outlook, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."

Investor Conference Call / Webcast Details:
Lattice Semiconductor will review the Company's financial results for the second quarter of 2016 and business outlook for the third quarter of 2016 on Tuesday, August 9 at 5:00 p.m. Eastern Time. The conference call-in number is 1-888-286-6281 or 1-706-643-3761 with conference identification number 45895063. An accompanying presentation and live webcast of the conference call will also be available on Lattice's website at www.latticesemi.com. The Company's financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.
A replay of the call will be available approximately 2 hours after the conclusion of the live call through 11:59 p.m. Eastern Time on August 23, 2016, by telephone at 1-404-537-3406. To access the replay, use conference identification number 45895063. A webcast replay will also be available on the investor relations section of www.latticesemi.com.

Forward-Looking Statements Notice:
The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include statements relating to: our expectation that in the third quarter of 2016, we will experience double-digit revenue growth along with double-digit reductions in spending; our expectation that gross margin for the full year 2016 will be more in-line with our long-term, mid-50’s percent target, as our consumer business ramps significantly; and those statements under the heading “Business Outlook - Third Quarter 2016” relating to expected revenue, gross margin and total operating expenses. Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology. Lattice believes the factors identified below could cause actual results to differ materially from the forward-looking statements.
Estimates of future revenue are inherently uncertain due to, among other things, the high percentage of quarterly “turns” business. In addition, revenue is affected by such factors as global economic conditions, which may affect customer demand, pricing pressures, competitive actions, the demand for our Mature, Mainstream and New products, and in particular our iCE40™ and MachXO3L™ devices, the ability to supply products to customers in a timely manner, changes in our distribution relationships, or the volatility of our consumer business. Actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, including commodity costs, variations in manufacturing yields, the failure to sustain operational improvements, the actual amount of compensation charges due to stock price changes. Any unanticipated declines in revenue or gross margin, any unanticipated increases in our operating expenses or unanticipated charges could adversely affect our profitability.
In addition to the foregoing, other factors that may cause actual results to differ materially from the forward-looking statements in this press release include global economic uncertainty, overall semiconductor market conditions, market acceptance and demand for our new products, the Company's dependencies on its silicon wafer suppliers, the impact of competitive products and pricing, technological and product development risks, the failure to achieve the anticipated benefits and synergies of the Silicon Image transaction. In addition, actual results are subject to other risks and uncertainties that relate more broadly to our overall business, including those risks more fully described in Lattice’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended January 2, 2016, and Lattice’s quarterly reports filed on Form 10-Q.
You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:
Included within this press release and the accompanying tables and notes are non-GAAP financial measures that supplement the Company's consolidated financial information prepared in accordance with U.S. GAAP. The non-GAAP measures presented exclude charges and adjustments primarily related to stock-based compensation, restructuring charges, acquisition-related charges, amortization of acquired intangible assets, purchase accounting adjustments, and the estimated tax effect of these items. These charges and adjustments may or may not be infrequent or nonrecurring in nature but are a result of periodic or non-core operating activities of the Company. The Company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release.
The Company's management believes that these non-GAAP financial measures provide an additional and useful way of viewing aspects of our performance that, when viewed in conjunction with our GAAP results, provide a more comprehensive understanding of the various factors and trends affecting our ongoing financial performance and operating results than GAAP measures alone. In particular, investors may find the non-GAAP measures useful in reviewing our operating performance without the significant accounting charges resulting from the Silicon Image acquisition, alongside the comparably adjusted prior year results. Management also uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting, and resource allocation processes and believes that investors should have access to similar data when making their investment decisions.
In addition, the Company uses Adjusted EBITDA to measure compliance with certain of its debt covenants. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP and should be considered together with the consolidated financial information located in the tables attached to this press release.

About Lattice Semiconductor:
Lattice Semiconductor (NASDAQ: LSCC) provides smart connectivity solutions powered by our low power FPGA, video ASSP, 60 GHz millimeter wave, and IP products to the consumer, communications, industrial, computing, and automotive markets worldwide. Our unwavering commitment to our customers enables them to accelerate their innovation, creating an ever better and more connected world.
For more information, visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube or RSS.
# # #
Lattice Semiconductor Corporation, Lattice (& design), L (& design), iCE40 and MachXO3L, and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries.

GENERAL NOTICE: Other product names used in this publication are for identification purposes only and may be trademarks of their respective holders.

Lattice Semiconductor Corporation
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	July 2, 2016	April 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Revenue	$99,209	$96,512	$106,460	$195,721	$195,057
Costs and expenses:
Cost of sales	40,783	39,408	48,334	80,191	89,099
Research and development	30,915	32,608	39,552	63,523	67,194
Selling, general and administrative	23,005	23,608	28,189	46,613	49,277
Amortization of acquired intangible assets	8,311	8,721	8,941	17,032	11,883
Restructuring charges	2,568	5,431	4,068	7,999	8,962
Acquisition related charges	—	94	3,270	94	21,468
	105,582	109,870	132,354	215,452	247,883
Loss from operations	(6,373)	(13,358)	(25,894)	(19,731)	(52,826)
Interest expense	(5,062)	(4,960)	(5,505)	(10,022)	(7,116)
Other income (expense), net	2,532	817	(115)	3,349	(254)
Loss before income taxes and equity in net loss of an unconsolidated affiliate	(8,903)	(17,501)	(31,514)	(26,404)	(60,196)
Income tax expense	4,539	1,900	4,056	6,439	28,721
Equity in net loss of an unconsolidated affiliate, net of tax	(368)	(310)	—	(678)	—
Net loss	$(13,810)	$(19,711)	$(35,570)	$(33,521)	$(88,917)

Net loss per share, basic and diluted	$(0.12)	$(0.17)	$(0.30)	$(0.28)	$(0.76)

Shares used in per share calculations, basic and diluted	119,445	118,833	116,903	119,125	116,883

Lattice Semiconductor Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 2, 2016	January 2, 2016
Assets
Current assets:
Cash, cash equivalents and short-term marketable securities	$119,345	$102,574
Accounts receivable, net	84,694	88,471
Inventories	86,743	75,896
Other current assets	16,784	18,922
Total current assets	307,566	285,863

Property and equipment, net	52,072	51,852
Intangible assets, net of amortization	143,644	162,583
Goodwill	269,766	267,549
Deferred income taxes	473	578
Other long-term assets	16,011	17,495
	$789,532	$785,920

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$103,640	$83,761
Current portion of long-term debt	20,530	7,557
Deferred income and allowances on sales to sell-through distributors and deferred licensing and services revenue	28,815	19,859
Total current liabilities	152,985	111,177

Long-term debt	315,152	330,870
Other long-term liabilities	39,988	38,353
Total liabilities	508,125	480,400

Stockholders' equity	281,407	305,520
	$789,532	$785,920

Lattice Semiconductor Corporation
- Supplemental Historical Financial Information -
(unaudited)

	Three Months Ended			Six Months Ended
	July 2, 2016	April 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Operations Information
Percent of Revenue
Gross Margin	58.9%	59.2%	54.6%	59.0%	54.3%
R&D Expense	31.2%	33.8%	37.2%	32.5%	34.4%
SG&A Expense	23.2%	24.5%	26.5%	23.8%	25.3%
Depreciation and amortization (in thousands)	15,021	17,331	17,459	32,352	25,363
Capital expenditures (in thousands)	4,402	5,700	4,154	10,102	7,032
Stock-based compensation (in thousands)	3,242	4,556	4,979	7,798	8,363
Restructuring and severance related charges (in thousands)	2,568	5,431	4,068	7,999	8,962
Taxes paid (cash, in thousands)	2,368	2,496	2,049	4,864	3,112

Balance Sheet Information
Current Ratio	2.0	2.4	2.8
A/R Days Revenue Outstanding	78	80	66
Inventory Months	6.4	6.3	5.0

Revenue% (by Geography)
Asia	68%	68%	78%	68%	75%
Europe (incl. Africa)	15%	17%	13%	16%	15%
Americas	17%	15%	9%	16%	10%

Revenue% (by End Market) (1)
Communications and Computing	29%	34%	31%	31%	37%
Mobile and Consumer	24%	26%	37%	25%	30%
Industrial and Automotive	37%	31%	23%	35%	26%
Licensing and Services	10%	9%	9%	9%	7%

Revenue% (by Channel)
Sell-through distribution	59%	53%	43%	56%	45%
Direct	41%	47%	57%	44%	55%

(1) During the first quarter of fiscal 2016, the Company realigned its End Market categories; prior periods have been reclassified to match current period presentation.

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	July 2, 2016	April 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015

GAAP Revenue	$99,209	$96,512	$106,460	$195,721	$195,057
Fair value adjustment to deferred revenue from purchase accounting	—	—	2,921	—	4,730
Non-GAAP Revenue	$99,209	$96,512	$109,381	$195,721	$199,787

GAAP Gross margin	$58,426	$57,104	$58,126	$115,530	$105,958
Fair value adjustment to deferred revenue from purchase accounting	—	—	2,116	—	3,281
Inventory step-up expense	—	523	1,605	523	4,646
Stock-based compensation - gross margin	166	259	398	425	638
Non-GAAP Gross margin	$58,592	$57,886	$62,245	$116,478	$114,523

GAAP Gross margin %	58.9%	59.2%	54.6%	59.0%	54.3%
Cumulative effect of non-GAAP Gross Margin adjustments	0.2%	0.8%	2.3%	0.5%	3.0%
Non-GAAP Gross margin %	59.1%	60.0%	56.9%	59.5%	57.3%

GAAP Operating expenses	$64,799	$70,462	$84,020	$135,261	$158,784
Amortization of acquired intangible assets	(8,311)	(8,721)	(8,941)	(17,032)	(11,883)
Restructuring charges	(2,568)	(5,431)	(4,068)	(7,999)	(8,962)
Acquisition related charges (1)	—	(94)	(3,270)	(94)	(21,468)
Stock-based compensation - operations	(3,076)	(4,297)	(4,581)	(7,373)	(7,725)
Non-GAAP Operating expenses	$50,844	$51,919	$63,160	$102,763	$108,746

(1) Includes stock-based compensation and severance costs related to change in control.

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	July 2, 2016	April 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015

GAAP Loss from operations	$(6,373)	$(13,358)	$(25,894)	$(19,731)	$(52,826)
Fair value adjustment to deferred revenue from purchase accounting	—	—	2,116	—	3,281
Inventory step-up expense	—	523	1,605	523	4,646
Stock-based compensation - gross margin	166	259	398	425	638
Amortization of acquired intangible assets	8,311	8,721	8,941	17,032	11,883
Restructuring charges	2,568	5,431	4,068	7,999	8,962
Acquisition related charges (1)	—	94	3,270	94	21,468
Stock-based compensation - operations	3,076	4,297	4,581	7,373	7,725
Non-GAAP Income (loss) from operations	$7,748	$5,967	$(915)	$13,715	$5,777

GAAP Loss from operations %	(6.4)%	(13.8)%	(24.3)%	(10.1)%	(27.1)%
Cumulative effect of non-GAAP Gross Margin and Operating adjustments	14.2%	20.0%	23.5%	17.1%	30.0%
Non-GAAP Income (loss) from operations %	7.8%	6.2%	(0.8)%	7.0%	2.9%

GAAP Income tax expense	$4,539	$1,900	$4,056	$6,439	$28,721
Estimated tax effect of non-GAAP adjustments (2)	(2,499)	548	1,326	(1,951)	(22,123)
Non-GAAP Income tax expense	$2,040	$2,448	$5,382	$4,488	$6,598

(1) Includes stock-based compensation and severance costs related to change in control.
(2) During the second quarter of fiscal 2016, we refined our calculation of non-GAAP tax expense by applying our tax provision model to year-to-date and projected income after adjusting for non-GAAP items. The difference between calculated values for GAAP and non-GAAP tax expense has been included as the “Estimated tax effect of non-GAAP adjustments.” Prior periods have been similarly recalculated to conform to the current presentation.

- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	July 2, 2016	April 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015

GAAP Net Loss	$(13,810)	$(19,711)	$(35,570)	$(33,521)	$(88,917)
Fair value adjustment to deferred revenue from purchase accounting	—	—	2,116	—	3,281
Inventory step-up expense	—	523	1,605	523	4,646
Stock-based compensation - gross margin	166	259	398	425	638
Amortization of acquired intangible assets	8,311	8,721	8,941	17,032	11,883
Restructuring charges	2,568	5,431	4,068	7,999	8,962
Acquisition related charges (1)	—	94	3,270	94	21,468
Stock-based compensation - operations	3,076	4,297	4,581	7,373	7,725
Gain on sale of Qterics	(2,646)	—	—	(2,646)	—
Estimated tax effect of non-GAAP adjustments (2)	2,499	(548)	(1,326)	1,951	22,123
Non-GAAP Net income (loss)	$164	$(934)	$(11,917)	$(770)	$(8,191)

GAAP Net loss per share - basic and diluted	$(0.12)	$(0.17)	$(0.30)	$(0.28)	$(0.76)
Cumulative effect of Non-GAAP adjustments	0.12	0.16	0.20	0.27	0.69
Non-GAAP Net income (loss) per share - basic and diluted	$ 0.00	$(0.01)	$(0.10)	$(0.01)	$(0.07)

Shares used in per share calculations:
Basic	119,445	118,833	116,903	119,125	116,883
Diluted - GAAP (3)	119,445	118,833	116,903	119,125	116,883
Diluted - Non-GAAP (3)	120,871	118,833	116,903	119,125	116,883

(1) Includes stock-based compensation and severance costs related to change in control.
(2) During the second quarter of fiscal 2016, we refined our calculation of non-GAAP tax expense by applying our tax provision model to year-to-date and projected income after adjusting for non-GAAP items. The difference between calculated values for GAAP and non-GAAP tax expense has been included as the “Estimated tax effect of non-GAAP adjustments.” Prior periods have been similarly recalculated to conform to the current presentation.
(3) Diluted shares are calculated using the GAAP treasury stock. In a loss position, diluted shares equal basic shares.

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	October 29, 2016

Business Outlook - Third Quarter 2016	Low	Midpoint	High

GAAP & Non-GAAP Revenue	$110,000	$113,000	$116,000

GAAP & Non-GAAP Gross margin %	50.0%	52.0%	54.0%

GAAP Operating expenses	$56,700	$57,900	$59,100
Amortization of acquired intangible assets	(8,200)	(8,300)	(8,400)
Restructuring charges	(500)	(600)	(700)
Stock-based compensation - operations	(3,900)	(4,000)	(4,100)
Non-GAAP Operating expenses	$44,100	$45,000	$45,900